Exhibit 31.2

DDS Technologies USA, Inc.
SARBANES-OXLEY SECTION 302(A) CERTIFICATION

I, Spencer L. Sterling, certify that:

1.  I have reviewed this year-end report on Form 10-KSB for the year ended December 31, 2004 of DDS Technologies USA, Inc.;

2.  Based on my knowledge, this year-end report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this year-end report;

3.  Based on my knowledge, the financial statements, and other financial information included in this year-end report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this year-end report;

4.  The Company's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and have:

(a)
designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this year-end report is being prepared;

(b)
evaluated the effectiveness of the Company's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this year-end report (the "Evaluation Date") based on such evaluation; and

(c)	presented in this year-end report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.  The Company's other certifying officer and I have disclosed, based on our most recent evaluation, to the Company's auditors and the audit committee of Company's board of directors (or persons performing the equivalent functions):

(a)
all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls;

6.  The Company's other certifying officer and I have indicated in this year-end report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: April [ ], 2005	By: /s/ Spencer L. Sterling
President and Chief Executive Officer

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